Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MARKETAXESS HOLDINGS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	52-2230784
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

55 Hudson Yards, 15th Floor New York, New York	10001
(Address of Principal Executive Offices)	(Zip Code)

MarketAxess Holdings Inc. 2020 Equity Incentive Plan

(Full Title of the Plan)

Richard M. McVey

Chief Executive Officer

MarketAxess Holdings Inc.

55 Hudson Yards, 15th Floor

New York, New York 10001

(Name and Address of Agent for Service)

(212) 813-6000

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered(1)(3)(4)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee(2)
Common Stock, par value $0.003 per share	2,535,621	$484.71	$1,211,762,500	$157,286.77

(1)

This Registration Statement covers 2,500,000 shares of the common stock, par value $0.003 per share (the “Common Stock”) of MarketAxess Holdings Inc. (the “Registrant”) available for issuance under the MarketAxess Holdings Inc. 2020 Equity Incentive Plan (the “Plan”).

(2)

Estimated solely for purposes of this offering under Rule 457(c) and 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of the Registrant’s Common Stock as reported in the consolidated reporting system as of June 8, 2020.

(3)

This Registration Statement registers such additional shares of Common Stock as may be offered or issued under the Plan to prevent dilution resulting from stock splits, stock dividends or similar transactions that results in an increase in the number of the outstanding shares of Common Stock or shares issuable pursuant to awards granted under the Plan.

(4)	Includes 35,621 shares of Common Stock that remain available for grant under the 2012 Incentive Plan, as amended, under which no further awards will be made.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, as originally filed with the Securities and Exchange Commission (the “Commission”) by the Registrant are hereby incorporated herein by reference:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Commission on February 18, 2020 (“2019 Form 10-K”);

(b)	the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020, filed with the Commission on May 1, 2020;

(c)	the Registrant’s Current Reports on Form 8-K, filed with the Commission on January 29, 2020 and April 29, 2020 (but only with regard to Item 8.01); and

(d)	the description of the Registrant’s Common Stock set forth in Exhibit 4.3 of the Registrant’s 2019 Form 10-K.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. In no event, however, will any information that the Registrant discloses under Item 2.02 or Item 7.01 of any Current Report on Form 8-K that the Registrant may from time to time furnish to the Commission be incorporated by reference into, or otherwise become a part of, this Registration Statement. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded. Subject to the foregoing, all information appearing in the Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference in this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interest of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The registrant’s Amended and Restated Certificate of Incorporation (the “Certificate”) provides that, except to the extent prohibited by the Delaware General Corporation Law, as amended (the “DGCL”), the registrant’s directors shall not be personally liable to the registrant or its stockholders for monetary damages for any breach of fiduciary duty as directors of the registrant. Under the DGCL, the directors have a fiduciary duty to the registrant that is not eliminated by this provision of the Certificate and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available. In addition, each director will continue to be subject to liability under the DGCL for breach of the director’s duty of loyalty to the registrant, for acts or omissions that are found by a court of competent jurisdiction to be not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by the DGCL. This provision also does not affect the directors’ responsibilities under any other laws, such as the Federal securities laws or state or Federal environmental laws. The registrant has obtained liability insurance for its officers and directors.

Section 145 of the DGCL empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that this provision shall not eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s bylaws, any agreement, a vote of stockholders or otherwise. The Certificate eliminates the personal liability of directors to the fullest extent permitted by Section 102(b)(7) of the DGCL and provides that the registrant shall fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the registrant, or is or was serving at the request of the registrant as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

We have also entered into agreements to indemnify our directors, in addition to the indemnification provided for in the Certificate. We believe that these agreements are necessary to attract and retain qualified directors.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to the registrant’s Registration Statement on Form S-1, as amended, filed with the Commission on May 7, 2004).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.4 to the registrant’s Registration Statement on Form S-1, as amended, filed with the Commission on May 7, 2004).

4.3	Amendment No.1 to the Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K, filed with the Commission on January 25, 2013).

5.1	Opinion of Weil, Gotshal & Manges LLP.*

23.1	Consent of PricewaterhouseCoopers LLP.*

23.2	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).*

24.1	Power of Attorney (included on signature page).

99.1	MarketAxess Holdings Inc. 2020 Equity Incentive Plan.*

*	Filed herewith.

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 10th day of June, 2020.

MARKETAXESS HOLDINGS INC.

By:	/s/ Richard M. McVey
Name: Richard M. McVey
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Richard M. McVey and Antonio L. DeLise and each of them, acting singly his or her attorney-in-fact and agent, with full power of substitution and resubstitution, for and in such person’s name, place and stead, in the capacities indicated below, to sign a Registration Statement on Form S-8 of MarketAxess Holdings Inc. and any and all amendments (including post-effective amendments) thereto, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might, or could, do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Richard M. McVey Richard M. McVey	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	June 10, 2020

/s/ Antonio L. DeLise Antonio L. DeLise	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 10, 2020

/s/ Christopher R. Concannon Christopher R. Concannon	Director, President and Chief Operating Officer	June 10, 2020

/s/ Nancy Altobello Nancy Altobello	Director	June 10, 2020

/s/ Steven L. Begleiter Steven L. Begleiter	Director	June 10, 2020

/s/ Stephen P. Casper Stephen P. Casper	Director	June 10, 2020

/s/ Jane Chwick Jane Chwick	Director	June 10, 2020

/s/ William Cruger William Cruger	Director	June 10, 2020

/s/ Justin Gmelich Justin Gmelich	Director	June 10, 2020

/s/ Richard G. Ketchum Richard G. Ketchum	Director	June 10, 2020

/s/ Emily Portney Emily Portney	Director	June 10, 2020

/s/ Richard Prager Richard Prager	Director	June 10, 2020

/s/ John Steinhardt John Steinhardt	Director	June 10, 2020